Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES THIRD QUARTER 2022 RESULTS
NEW YORK, November 2, 2022 - MetLife, Inc. (NYSE: MET) today announced its third quarter 2022 results.
Third Quarter Results Summary
•Net income of $331 million, or $0.41 per share, compared to net income of $1.5 billion, or $1.77 per share, in the third quarter of 2021.
•Adjusted earnings of $966 million, or $1.21 per share, compared to adjusted earnings of $2.1 billion, or $2.39 per share, in the third quarter of 2021.
•Book value of $27.00 per share, down 65 percent from $77.24 per share at September 30, 2021.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $54.37 per share, down 5 percent from $57.29 per share at September 30, 2021.
•Return on equity (ROE) of 4.9 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 8.9 percent.
•Holding company cash and liquid assets of $5.2 billion at September 30, 2022, which is above the target cash buffer of $3.0 - $4.0 billion.

“Against the current backdrop, we are pleased with the execution of our Next Horizon strategy, which continues to demonstrate its resilience," said MetLife President and CEO Michel Khalaf. "The strong underlying growth fundamentals of our diversified set of market-leading businesses position MetLife to perform well across a range of economic cycles."

Third Quarter 2022 Summary

($ in millions, except per share data)	Three months ended September 30,
	2022	2021	Change
Premiums, fees and other revenues	$19,579	$11,639	68%
Net investment income	3,585	5,568	(36)%
Net investment gains (losses)	(414)	(84)
Net derivative gains (losses)	(480)	(218)
Total revenues	$22,270	$16,905

Adjusted premiums, fees and other revenues	$19,527	$11,419	71%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,061	$11,443	(3)%

Net income (loss)	$331	$1,521	(78)%
Net income (loss) per share	$0.41	$1.77	(77)%

Adjusted earnings	$966	$2,062	(53)%
Adjusted earnings per share	$1.21	$2.39	(49)%
Adjusted earnings, excluding total notable items	$932	$2,202	(58)%
Adjusted earnings, excluding total notable items per share	$1.16	$2.56	(55)%

Book value per share	$27.00	$77.24	(65)%
Book value per share, excluding AOCI other than FCTA	$54.37	$57.29	(5)%

Expense ratio	11.6%	19.2%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.3%	11.1%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.1%	18.7%

ROE	4.9%	9.3%
Adjusted ROE, excluding AOCI other than FCTA	8.9%	17.0%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	8.6%	18.2%

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.

Supplemental slides for the third quarter of 2022, titled “3Q22 Supplemental Slides,” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release.

Total Company Discussion
MetLife reported third quarter 2022 premiums, fees and other revenues of $19.6 billion, up 68 percent from the third quarter of 2021. Adjusted premiums, fees and other revenues were $19.5 billion, up 71 percent on a reported basis and up 78 percent on a constant currency basis from the prior-year period.
Net investment income was $3.6 billion, down 36 percent from the third quarter of 2021, largely driven by lower variable investment income primarily due to lower private equity returns. Adjusted net investment income was $4.2 billion, down 27 percent from the prior-year period, driven by lower variable investment income primarily due to lower private equity returns.
Net derivative losses amounted to $480 million, or $379 million after tax during the quarter, primarily driven by an increase in long-term interest rates.
Net income was $331 million, compared to net income of $1.5 billion in the third quarter of 2021, primarily driven by derivative and investment losses in the current-year period. On a per share basis, net income was $0.41, compared to net income of $1.77 in the prior-year period.
MetLife reported adjusted earnings of $966 million, down 53 percent on a reported basis and down 52 percent on a constant currency basis from the third quarter of 2021. On a per share basis, adjusted earnings were $1.21, down 49 percent from the prior-year period.

Annual Actuarial Assumption Review and Other Insurance Adjustments
In the third quarter of 2022, MetLife performed the company's annual global actuarial assumption review. The actuarial assumption review and other insurance adjustments during the quarter increased net income by $54 million, of which $34 million positively impacted adjusted earnings.

Adjusted Earnings by Segment Summary*

	Three months ended September 30, 2022
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	(17)%
Asia	(65)%	(65)%
Latin America	NM%**	NM%**
Europe, the Middle East and Africa (EMEA)	(36)%	(20)%
MetLife Holdings	(90)%
* The percentages in this table are on a reported and constant currency basis, and do not exclude notable items.
** Not meaningful. For more information, refer to "Non-GAAP and Other Financial Disclosures".

Business Discussions
All comparisons of the results for the third quarter of 2022 in the business discussions that follow are with the third quarter of 2021, unless otherwise noted. The third quarter of 2022 notable items table follows the Business Discussions section of this release.

U.S.

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted earnings	$744	$895	(17)%
Adjusted premiums, fees and other revenues	$14,966	$6,408	134%
Adjusted premiums, fees and other revenues, excluding PRT	$6,500	$6,432	1%
Notable item(s)	$91	$0

•Adjusted earnings were $744 million, down 17 percent, primarily driven by lower variable investment income partially offset by a decline in COVID-19 life insurance claims.
•Excluding notable items from both periods, adjusted earnings were down 27 percent.
•Adjusted return on allocated equity was 26.1 percent, and adjusted return on allocated tangible equity was 35.0 percent.
•Adjusted premiums, fees and other revenues were $15.0 billion, up 134 percent, primarily driven by higher pension risk transfer sales.

Group Benefits

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted earnings	$399	$111	259%
Adjusted premiums, fees and other revenues	$5,707	$5,517	3%
Notable item(s)	$0	$0

•Adjusted earnings were $399 million, up 259 percent, primarily driven by favorable underwriting, including a decline in COVID-19 life insurance claims, and volume growth.
•Adjusted premiums, fees and other revenues were $5.7 billion, up 3 percent, primarily driven by solid growth across most products, including voluntary, partially offset by higher premiums in the prior year related to participating life contracts. Premiums, fees and other revenues from participating life contracts can fluctuate with claims experience.
•Sales were down 18 percent year-to-date due to lower jumbo case activity.

Retirement and Income Solutions

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted earnings	$345	$784	(56)%
Adjusted premiums, fees and other revenues	$9,259	$891	NM%
Adjusted premiums, fees and other revenues, excluding PRT	$793	$915	(13)%
Notable item(s)	$91	$0

•Adjusted earnings were $345 million, down 56 percent, largely driven by lower variable investment income. The notable item in the current-year period, related to a favorable reinsurance recapture, was a partial offset.
•Excluding notable items from both periods, adjusted earnings were down 68 percent.
•Adjusted premiums, fees and other revenues were $9.3 billion, compared to $891 million in the third quarter of 2021, primarily driven by a large pension risk transfer transaction.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $793 million, down 13 percent, primarily due to higher single premium life insurance sales in the prior-year period.
•Sales were up 59 percent year-to-date, primarily driven by pension risk transfer transactions and stable value products.

ASIA

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted earnings	$197	$569	(65)%
Adjusted earnings (constant currency)	$197	$555	(65)%
Adjusted premiums, fees and other revenues	$1,789	$2,088	(14)%
Notable item(s)	$23	$(79)
Asia general account assets under management (at amortized cost)	$119,302	$130,777	(9)%

•Adjusted earnings were $197 million, down 65 percent both on a reported and constant currency basis, largely driven by lower variable investment income and unfavorable underwriting primarily from COVID-19 claims in Japan, partially offset by volume growth and the positive impact from the annual actuarial assumption review.
•Excluding notable items from both periods, adjusted earnings were down 73 percent on both a reported and constant currency basis.
•Adjusted return on allocated equity was 5.5 percent, and adjusted return on allocated tangible equity was 8.2 percent.
•Adjusted premiums, fees and other revenues were $1.8 billion, down 14 percent, and up 2 percent on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $119.3 billion, down 9 percent, and up 4 percent on a constant currency basis.
•Sales were $585 million, up 27 percent on a constant currency basis, primarily driven by sales in Japan.

LATIN AMERICA*

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted earnings	$171	$29	NM%
Adjusted earnings (constant currency)	$171	$19	NM%
Adjusted premiums, fees and other revenues	$1,123	$988	14%
Notable item(s)	$7	$(2)
* For the three months ended September 30, 2022, Latin America results exclude the Argentina business, which was sold in the third quarter of 2021. This business is included in the prior-year period.

•Adjusted earnings were $171 million on both a reported and constant currency basis, compared to $29 million on a reported basis and $19 million on a constant currency basis for the third quarter of 2021, primarily driven by a decline in COVID-19 related claims and volume growth. Higher recurring interest margins, largely due to inflation in Chile, were more than offset by lower variable investment income and Chilean encaje returns.
•Excluding notable items from both periods, adjusted earnings percentage changes were not meaningful on either a reported or a constant currency basis.
•Adjusted return on allocated equity was 25.1 percent, and adjusted return on allocated tangible equity was 39.1 percent.
•Adjusted premiums, fees and other revenues were $1.1 billion, up 14 percent, and up 21 percent on a constant currency basis, driven by strong sales and solid persistency across the region.
•Sales were $288 million, up 22 percent on a constant currency basis, driven by growth across the region.

EMEA

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted earnings	$60	$94	(36)%
Adjusted earnings (constant currency)	$60	$75	(20)%
Adjusted premiums, fees and other revenues	$545	$670	(19)%
Notable item(s)	$4	$(6)

•Adjusted earnings were $60 million, down 36 percent on a reported basis, and down 20 percent on a constant currency basis, largely due to refinements to certain unearned revenue reserves in both periods and less favorable underwriting compared to the prior-year period.
•Excluding notable items from both periods, adjusted earnings were down 44 percent on a reported basis and down 31 percent on a constant currency basis.
•Adjusted return on allocated equity was 10.7 percent, and adjusted return on allocated tangible equity was 15.8 percent.
•Adjusted premiums, fees and other revenues were $545 million, down 19 percent, and down 7 percent on a constant currency basis, primarily due to refinements to certain unearned revenue reserves in both periods.
•Sales were $175 million, up 10 percent on a constant currency basis, driven by growth across the region.

METLIFE HOLDINGS

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted earnings	$59	$606	(90)%
Adjusted premiums, fees and other revenues	$1,016	$1,141	(11)%
Notable item(s)	$(91)	$(53)

•Adjusted earnings were $59 million, down 90 percent, largely driven by lower variable investment income. The notable item is related to the actuarial assumption review and other insurance adjustments.
•Excluding notable items from both periods, adjusted earnings were down 77 percent.
•Adjusted return on allocated equity was 2.1 percent, and adjusted return on allocated tangible equity was 2.4 percent.
•Adjusted premiums, fees and other revenues were $1.0 billion, down 11 percent.

CORPORATE & OTHER

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted earnings	$(265)	$(131)
Notable item(s)	$0	$0

•Adjusted loss of $265 million, compared to an adjusted loss of $131 million in the prior-year period.

INVESTMENTS

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted net investment income	$4,163	$5,668	(27)%

•Adjusted net investment income was $4.2 billion, down 27 percent. Variable investment income was a loss of $53 million, compared to variable investment income of $1.8 billion in the prior-year period, primarily driven by lower private equity returns.

THIRD QUARTER 2022 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended September 30, 2022
Notable Items	U.S.		Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions
Actuarial assumption review and other insurance adjustments	$0	$91	$23	$7	$4	$(91)	$0	$34
Total notable items	$0	$91	$23	$7	$4	$(91)	$0	$34

###

Contacts:     For Media:        Brian Blaser (212) 578-2415
For Investors:         John Hall (212) 578-7888

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its third quarter 2022 earnings conference call and audio webcast on Thursday, November 3, 2022, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, click the link to the webcast on the MetLife Investor Relations web page (https://investor.metlife.com). Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, November 3, 2022, until Thursday, November 10, 2022, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 6217824. To access the replay of the conference call over the internet, visit the above-mentioned website.
Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	return on equity;	(viii)	return on MetLife, Inc.’s common stockholders’ equity;
(ix)	adjusted return on equity, excluding AOCI other than FCTA; and	(ix)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and

(x)	adjusted tangible return on equity.	(x)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.

In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income;
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;
(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	adjusted tangible return on equity;	(xiv)	return on equity;
(xv)	investment portfolio gains (losses);	(xv)	net investment gains (losses);
(xvi)	derivative gains (losses);	(xvi)	net derivative gains (losses);
(xvii)	total MetLife, Inc.’s tangible common stockholders’ equity;	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	total MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xviii)	total MetLife, Inc.’s stockholders’ equity;
(xix)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xix)	total MetLife, Inc.’s stockholders’ equity;

(xx)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xx)	total MetLife, Inc.’s stockholders’ equity;
(xxi)	book value per common share, excluding AOCI other than FCTA;	(xxi)	book value per common share;
(xxii)	book value per common share - tangible common stockholders' equity;	(xxii)	book value per common share;
(xxiii)	free cash flow of all holding companies;	(xxiii)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xxiv)	adjusted other expenses;	(xxiv)	other expenses;
(xxv)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxv)	other expenses, net of capitalization of DAC;
(xxvi)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxvi)	other expenses, net of capitalization of DAC;
(xxvii)	adjusted expense ratio;	(xxvii)	expense ratio;
(xxviii)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxviii)	expense ratio;
(xxix)	direct expenses;	(xxix)	other expenses;
(xxx)	direct expenses, excluding total notable items related to direct expenses;	(xxx)	other expenses;
(xxxi)	direct expense ratio; and	(xxxi)	expense ratio; and
(xxxii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.

MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and

•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:
•Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);
•Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and
•Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).
The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:
•Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits (PBC hedge adjustments), (ii) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);
•Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);
•Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;
•Amortization of negative VOBA excludes amounts related to Market value adjustments;
•Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and
•Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
•Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.
•Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity. The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
•Total MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements acquired (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.
•Total MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, VODA, VOCRA and total notable items, all net of income tax.
•Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.
•Allocated tangible equity: allocated equity reduced by the impact of goodwill, VODA and VOCRA, all net of income tax.
•Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia General account (GA) assets under management (GA AUM) and related measures
Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio which are actively managed and stated at estimated fair value. Asia GA AUM is comprised of Asia GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s Asia GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in

Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•U.S.:
◦Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
◦Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.
•Not Meaningful (NM) indicates a percentage change in a financial metric over a specified period of time and reflects changes in factors that are subject to volatility, and should not, accordingly be viewed as representative of a reasonable trend currently or in the future. For example,

($ in millions)	Three months ended September 30, 2022	Three months ended September 30, 2021	Change
Adjusted premiums, fees and other revenues - Retirement and Income Solutions	$9,259	$891	939%
Adjusted earnings - Latin America	$171	$29	490%
Adjusted earnings (constant currency) -Latin America	$171	$19	800%
Adjusted earnings excluding notables - Latin America	$164	$31	429%
Adjusted earnings excluding notables (constant currency) -Latin America	$164	$21	681%

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;

(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)London Interbank Offered Rate discontinuation and transition to alternative reference rates;
(11)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(12)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(13)MetLife, Inc.’s subsidiaries’ inability to pay it dividends;
(14)investment defaults, downgrades, or volatility;
(15)investment sales or lending difficulties;
(16)collateral or derivative-related payments;
(17)investment valuations, allowances, or impairments changes;
(18)claims or other results that differ from our estimates, assumptions, or models;
(19)global political, legal, or operational risks;
(20)business competition;
(21)technological changes;
(22)catastrophes;
(23)climate changes or responses to it;
(24)deficiencies in our closed block;
(25)goodwill or other asset impairment, or deferred income tax asset allowance;
(26)acceleration of amortization of DAC, deferred sales inducements, VOBA, VODA or VOCRA;
(27)product guarantee volatility, costs, and counterparty risks;
(28)risk management failures;
(29)insufficient protection from operational risks;
(30)failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;
(31)accounting standards changes;
(32)excessive risk-taking;
(33)marketing and distribution difficulties;
(34)pension and other postretirement benefit assumption changes;
(35)inability to protect our intellectual property or avoid infringement claims;
(36)acquisition, integration, growth, disposition, or reorganization difficulties;
(37)Brighthouse Financial, Inc. separation risks;
(38)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(39)legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended
	September 30,
	2022	2021
Revenues
Premiums	$17,547	$9,455
Universal life and investment-type product policy fees	1,302	1,521
Net investment income	3,585	5,568
Other revenues	730	663
Net investment gains (losses)	(414)	(84)
Net derivative gains (losses)	(480)	(218)
Total revenues	22,270	16,905

Expenses
Policyholder benefits and claims	17,993	10,103
Interest credited to policyholder account balances	980	1,287
Policyholder dividends	155	189
Capitalization of DAC	(615)	(635)
Amortization of DAC and VOBA	218	816
Amortization of negative VOBA	(12)	(6)
Interest expense on debt	239	240
Other expenses	2,893	2,869
Total expenses	21,851	14,863

Income (loss) before provision for income tax	419	2,042
Provision for income tax expense (benefit)	19	453
Net income (loss)	400	1,589
Less: Net income (loss) attributable to noncontrolling interests	5	5
Net income (loss) attributable to MetLife, Inc.	395	1,584
Less: Preferred stock dividends	64	63
Preferred stock redemption premium	—	—
Net income (loss) available to MetLife, Inc.'s common shareholders	$331	$1,521

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended
	September 30,
	2022		2021
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$331	$0.41	$1,521	$1.77

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(414)	(0.52)	(84)	(0.10)
Net derivative gains (losses)	(480)	(0.60)	(218)	(0.25)
Premiums	—	—	57	0.07
Universal life and investment-type product policy fees	12	0.01	84	0.10
Net investment income	(578)	(0.72)	(100)	(0.12)
Other revenues	40	0.05	79	0.09
Policyholder benefits and claims and policyholder dividends	143	0.18	(181)	(0.20)
Interest credited to policyholder account balances	302	0.38	(120)	(0.14)
Capitalization of DAC	—	—	15	0.02
Amortization of DAC and VOBA	117	0.15	(58)	(0.07)
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(60)	(0.08)	(109)	(0.12)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	288	0.36	99	0.11
Add: Net income (loss) attributable to noncontrolling interests	5	0.01	5	0.01
Preferred stock redemption premium	—	—	—	—
Adjusted earnings available to common shareholders	966	1.21	2,062	2.39
Less: Total notable items (2)	34	0.04	(140)	(0.16)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$932	$1.16	$2,202	$2.56

Adjusted earnings available to common shareholders on a constant currency basis	$966	$1.21	$2,019	$2.34
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$932	$1.16	$2,159	$2.51

Weighted average common shares outstanding - diluted		800.7		861.2

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	September 30,
	2022	2021
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$19,579	$11,639
Less: Unearned revenue adjustments	(9)	46
GMIB fees	21	25
Settlement of foreign currency earnings hedges	—	—
TSA fees	40	73
Divested businesses	—	76
Adjusted premiums, fees and other revenues	$19,527	$11,419

Adjusted premiums, fees and other revenues, on a constant currency basis	$19,527	$10,948
Less: PRT (3)	8,466	(24)
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,061	$10,972

Net Investment Income
Net investment income	$3,585	$5,568
Less: Investment hedge adjustments	(252)	(228)
Operating joint venture adjustments	(5)	(1)
Unit-linked contract income	(321)	114
Securitization entities income	—	—
Certain partnership distributions	—	(1)
Divested businesses	—	16
Adjusted net investment income	$4,163	$5,668

Revenues and Expenses
Total revenues	$22,270	$16,905
Less: Net investment gains (losses)	(414)	(84)
Less: Net derivative gains (losses)	(480)	(218)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(9)	46
Less: Other adjustments to revenues:
GMIB fees	21	25
Investment hedge adjustments	(252)	(228)
Operating joint venture adjustments	(5)	(1)
Unit-linked contract income	(321)	114
Securitization entities income	—	—
Certain partnership distributions	—	(1)
Settlement of foreign currency earnings hedges	—	—
TSA fees	40	73
Divested businesses	—	92
Total adjusted revenues	$23,690	$17,087

Total expenses	$21,851	$14,863
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(98)	31
Less: Goodwill impairment	—	—
Less: Other adjustments to expenses:
PBC hedge adjustments	6	8
Inflation and pass-through adjustments	88	—
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	(190)	129
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	(66)	21
PAB hedge adjustments	—	(1)
Unit-linked contract costs	(302)	116
Securitization entities debt expense	—	—
Noncontrolling interest	(8)	(7)
Regulatory implementation costs	1	—
Acquisition, integration and other costs	14	2
TSA fees	40	73
Divested businesses	13	81
Total adjusted expenses	$22,353	$14,410

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended
	September 30,
	2022	2021
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(615)	$(635)
Less: Divested businesses	—	(15)
Adjusted capitalization of DAC	$(615)	$(620)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$2,893	$2,869
Less: Noncontrolling interests	(8)	(7)
Less: Regulatory implementation costs	1	—
Less: Acquisition, integration and other costs	14	2
Less: TSA fees	40	73
Less: Divested businesses	13	41
Adjusted other expenses	$2,833	$2,760

Other Detail and Ratios
Other expenses	$2,893	$2,869
Capitalization of DAC	(615)	(635)
Other expenses, net of capitalization of DAC	$2,278	$2,234

Premiums, fees and other revenues	$19,579	$11,639

Expense ratio	11.6%	19.2%

Direct expenses	$1,360	$1,266
Less: Total notable items related to direct expenses (2)	—	—
Direct expenses, excluding total notable items related to direct expenses (2)	$1,360	$1,266

Adjusted other expenses	$2,833	$2,760
Adjusted capitalization of DAC	(615)	(620)
Adjusted other expenses, net of adjusted capitalization of DAC	2,218	2,140
Less: Total notable items related to adjusted other expenses (2)	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,218	$2,140

Adjusted premiums, fees and other revenues	$19,527	$11,419
Less: PRT	8,466	(24)
Adjusted premiums, fees and other revenues, excluding PRT	$11,061	$11,443

Direct expense ratio	7.0%	11.1%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	12.3%	11.1%
Adjusted expense ratio	11.4%	18.7%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	20.1%	18.7%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	September 30,
Equity Details	2022	2021
Total MetLife, Inc.'s stockholders' equity	$25,076	$69,050
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	21,258	65,232
Less: Net unrealized investment gains (losses), net of income tax	(20,008)	18,658
Defined benefit plans adjustment, net of income tax	(1,536)	(1,805)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	42,802	48,379
Less: Goodwill, net of income tax	8,683	9,317
VODA and VOCRA, net of income tax	663	763
Total MetLife, Inc.'s tangible common stockholders' equity	$33,456	$38,299

	September 30,
	2022	2021
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	$42,802	$48,379
Less: Accumulated year-to-date total notable items (2)	111	(74)
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	42,691	48,453
Less: Goodwill, net of income tax	8,683	9,317
VODA and VOCRA, net of income tax	663	763
Total MetLife, Inc.'s tangible common stockholders' equity, excluding total notable items (2)	$33,345	$38,373

	September 30,
Book Value (4)	2022	2021
Book value per common share	$27.00	$77.24
Less: Net unrealized investment gains (losses), net of income tax	(25.42)	22.09
Defined benefit plans adjustment, net of income tax	(1.95)	(2.14)
Book value per common share, excluding AOCI other than FCTA	54.37	57.29
Less: Goodwill, net of income tax	11.04	11.04
VODA and VOCRA, net of income tax	0.84	0.90
Book value per common share - tangible common stockholders' equity	$42.49	$45.35

Common shares outstanding, end of period (5)	787.3	844.5

	For the Three Months Ended
	September 30,
Average Common Stockholders' Equity	2022	2021
Average common stockholders' equity	$27,271	$65,276
Average common stockholders' equity, excluding AOCI other than FCTA	$43,549	$48,464
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$43,455	$48,468
Average tangible common stockholders' equity	$34,122	$38,335
Average tangible common stockholders' equity, excluding total notable items (2)	$34,028	$38,339

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended
	September 30, (6)
	2022	2021
Return on Equity
Return on MetLife, Inc.'s:
Common stockholders' equity	4.9%	9.3%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	14.2%	12.6%
Common stockholders' equity, excluding AOCI other than FCTA	8.9%	17.0%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	8.6%	18.2%
Tangible common stockholders' equity (7)	11.5%	21.7%
Tangible common stockholders' equity, excluding total notable items (2), (7)	11.2%	23.2%

Adjusted Return on Allocated Equity:
U.S.	26.1%	38.4%
Asia	5.5%	15.5%
Latin America	25.1%	4.2%
EMEA	10.7%	13.2%
MetLife Holdings	2.1%	23.2%

Adjusted Return on Allocated Tangible Equity:
U.S.	35.0%	44.8%
Asia	8.2%	23.2%
Latin America	39.1%	6.6%
EMEA	15.8%	22.8%
MetLife Holdings	2.4%	25.4%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended
	September 30,
	2022	2021

U.S. (3):

Adjusted earnings available to common shareholders	$744	$895
Less: Total notable items (2)	91	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$653	$895

Adjusted premiums, fees and other revenues	$14,966	$6,408
Less: PRT	8,466	(24)
Adjusted premiums, fees and other revenues, excluding PRT	$6,500	$6,432

Group Benefits (3):

Adjusted earnings available to common shareholders	$399	$111
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$399	$111

Adjusted premiums, fees and other revenues	$5,707	$5,517

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$345	$784
Less: Total notable items (2)	91	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$254	$784

Adjusted premiums, fees and other revenues	$9,259	$891
Less: PRT	8,466	(24)
Adjusted premiums, fees and other revenues, excluding PRT	$793	$915

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended
	September 30,
	2022	2021

Asia:

Adjusted earnings available to common shareholders	$197	$569
Less: Total notable items (2)	23	(79)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$174	$648

Adjusted earnings available to common shareholders on a constant currency basis	$197	$555
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$174	$634

Adjusted premiums, fees and other revenues	$1,789	$2,088
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,789	$1,762

Latin America:

Adjusted earnings available to common shareholders	$171	$29
Less: Total notable items (2)	7	(2)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$164	$31

Adjusted earnings available to common shareholders on a constant currency basis	$171	$19
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$164	$21

Adjusted premiums, fees and other revenues	$1,123	$988
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,123	$930

EMEA:

Adjusted earnings available to common shareholders	$60	$94
Less: Total notable items (2)	4	(6)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$56	$100

Adjusted earnings available to common shareholders on a constant currency basis	$60	$75
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$56	$81

Adjusted premiums, fees and other revenues	$545	$670
Adjusted premiums, fees and other revenues, on a constant currency basis	$545	$583

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$59	$606
Less: Total notable items (2)	(91)	(53)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$150	$659

Adjusted premiums, fees and other revenues	$1,016	$1,141

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(265)	$(131)
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(265)	$(131)

Adjusted premiums, fees and other revenues	$88	$124

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	For the Three Months Ended
	September 30,
	2022	2021
Variable investment income (post-tax, in millions) (8)
U.S.
Group Benefits	$(1)	$17
Retirement and Income Solutions	(35)	449
Total U.S.	(36)	466
Asia	(18)	373
Latin America	—	22
EMEA	—	—
MetLife Holdings	(21)	487
Corporate & Other	33	65
Total variable investment income	$(42)	1,413

	Segments: U.S., Asia, Latin America and EMEA (9)
	Capital Deployed	Value of New Business	Internal Rate of Return	Payback (Years)
Value of new business ($ in billions)
2021	$2.8	$1.9	17%	6
2020	$3.2	$1.9	17%	6
2019	$3.8	$1.8	15%	7
2018	$3.8	$2.1	15%	7
2017	$3.1	$1.3	14%	7

See footnotes on last page.

MetLife, Inc.
(Unaudited)

Cash & Capital (10), (11)
(In billions)
September 30,
	2022	2021
Holding Companies Cash & Liquid Assets	$5.2	$5.1

Group Benefits Underwriting (12)
For the Three Months Ended
September 30,
	2022	2021
Group Life Mortality Ratio (13)	86.0%	106.2%

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Book values exclude $3,818 million of equity related to preferred stock at both September 30, 2022 and 2021.

(5)	There were share repurchases of $674 million for the three months ended September 30, 2022.

(6)	Annualized using quarter-to-date results.

(7)	Adjusted earnings available to common shareholders, used to calculate the adjusted return on tangible common stockholders' equity, excludes the impact of amortization of VODA and VOCRA, net of income tax, for the three months ended September 30, 2022 and 2021 of $17 million and $20 million, respectively.

(8)	Assumes a 21% U.S. statutory tax rate.

(9)	Excludes MetLife Holdings; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales.

(10)
The total U.S. statutory adjusted capital is expected to be approximately $18.7 billion at September 30, 2022, down 2% from June 30, 2022. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company for both periods.

(11)
As of June 30, 2022, the solvency margin ratio of MetLife's insurance subsidiary in Japan was 617%, which is calculated quarterly and does not reflect conditions and factors occurring after June 30, 2022.

(12)	Results are derived from insurance and non-administrative services-only contracts.

(13)
Excludes certain experience-rated contracts and includes accidental death and dismemberment. For the three months ended September 30, 2022 there was an estimated (1) percentage point impact to the ratio due to COVID-19 reported deaths with an estimated impact to adjusted earnings of approximately ($10) million, which includes a roughly 1.5 percentage point benefit to the ratio due to an incurred but not reported release related to COVID-19 life claims for the three months ended June 30, 2022, or an estimated impact to adjusted earnings of approximately $25 million.